Exhibit 99.1

InspireMD Announces the Issuance of Two United States Patents

Continued Focus on Intellectual Property Results in Continued Portfolio Expansion

BOSTON, MA – September 17, 2015 – InspireMD, Inc. (NYSE MKT: NSPR) (“InspireMD” or the “Company”) a leader in embolic prevention systems (EPS), neurovascular devices and thrombus management technologies, announced today that the United States Patent & Trademark Office has issued two new patents to the Company on September 15th, U.S. Patent No. 9,132,261 entitled “In Vivo Filter Assembly” and U.S. Patent No. 9,132,003 entitled “Optimized Drug Eluting Stent Assembly.”

The In Vivo Filter Assembly patent covers an assembly for filtering debris flow in a blood vessel. The Optimized Drug Stent Assembly patent covers a stent assembly with the Company’s proprietary MicroNetTM technology that elutes a drug.

InspireMD continues to maintain a focus on its intellectual property portfolio, expanding coverage for its proprietary MicroNetTM technology, CGuardTM Embolic Prevention System for the treatment of carotid artery disease, and MGuardTM for coronary applications, in addition to several pending applications directed to its neurovascular and peripheral vascular platforms. The issuance of these two patents provides further support for these pending therapies and applications. To-date, the Company’s patent rights in the United States include 4 issued patents and 10 pending applications. Foreign patent rights include 13 issued patents focused in Israel, Canada, and China, and 16 pending patent applications.

About InspireMD, Inc.

InspireMD (www.inspiremd.com) seeks to utilize its proprietary MGuard™ with MicroNetTM technology to make its products the industry standard for embolic protection and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this MicroNet technology in coronary, carotid (CGuardTM), neurovascular, and peripheral artery procedures. InspireMD's common stock is quoted on the NYSE MKT under the ticker symbol NSPR.

About CGuard™ EPS

The proprietary CGuard™ Embolic Prevention System (EPS) uses the same MicroNet™ technology featured on the MGuard™ and MGuard Prime™ coronary Embolic Protection Systems. The CGuard™ EPS is designed to prevent peri-procedural and late embolization by trapping potential emboli against the arterial wall while maintaining excellent perfusion to the external carotid artery and branch vessels.

MicroNet™ is a bio-stable mesh woven from a single strand of 20 micron Polyethylene Terephthalate.

About MGuard Prime™ EPS

MGuard Prime™ EPS, integrated with MicroNet™, is designed to trap and seal thrombus and ruptured plaque, preventing distal embolization. While offering superior performance relative to standard stents in STEMI patients, MGuard Prime™ requires no change in current physician practice – an important factor in time-critical settings.

MGuard Prime™ is a Cobalt Chromium stent wrapped in MicroNet™.

MGuard™ EPS and CGuard™ EPS are CE Marked and are not approved for sale in the U.S. by the U.S. Food and Drug Administration at this time.

Forward-looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

InspireMD, Inc.

Craig Shore

Chief Financial Officer

Phone: 1-888-776-6804

Email: craigs@inspiremd.com

PCG Advisory

Vivian Cervantes

Investor Relations

Phone: (212) 554-5482